Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of New Peoples Bankshares, Inc., certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended September 30, 2017 which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of New Peoples Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: November 14, 2017

/s/ C. TODD ASBURY

C. Todd Asbury

President & Chief Executive Officer

Date: November 14, 2017

/s/ FRANK SEXTON, JR.

Frank Sexton, Jr.

Executive Vice President, Chief Operating Officer

& Interim Chief Financial

Officer